Putnam Money Market Period ending
3/31/17

1) Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of October 27,
2016 Incorporated by reference to Post-Effective
Amendment No. 56 to the Registrants Registration Statement filed on January 27, 2017.